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                                                                   EXHIBIT 4



ONE MAIN STREET         P.O. BOX 9150          CAMBRIDGE, MASSACHUSETTS 02142






January 26, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:  Employees Savings Plan of Commonwealth Energy
     System and Subsidiary Companies

Dear Commissioners:

Commonwealth Energy System (the "System") is seeking to register 500,000 Common Shares of Beneficial Interest, par value $4 each, ("Common Shares") of the System in connection with the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies (the "Plan"). The System has requested that I furnish to you an opinion as to the legality of these securities, which opinion is to be filed as Exhibit 4 to the System's Registration Statement on Form S-8 relating to such securities. It is my understanding that the Plan Trustee (Vanguard Fiduciary Trust Company) appointed pursuant to the Plan will purchase Common Shares to be held by the Plan on the open market, through the Dividend Reinvestment and Common Share Purchase Plan of the System or directly from the System.

I have acted as counsel for the System in connection with its proposed registration of the aforementioned Common Shares. I have examined the System's Declaration of Trust dated December 31, 1926, as amended, copies of votes of the Board of Trustees of the System, the Form S-8 Registration Statement (the "Registration Statement") which the System proposes to file with the Securities and Exchange Commission relative to the above-described offering, applicable provisions of the Employment Retirement Income Security Act of 1974 ("ERISA"), and such other documents as I have deemed pertinent. I and members of my staff have made such examination of law as I have felt necessary in order to render this opinion.

Based upon the foregoing, I am of the opinion and advise you as follows:

     1. The Common Shares to be purchased by the Trustee on the open market (other than those sought to be registered through the Registration Statement) to be held by the Plan have been duly authorized for issuance and are now validly issued, fully-paid and non-assessable, and the Common Shares under the Dividend Reinvestment and Common Share Purchase Plan are duly authorized for issuance and when issued in accordance with such Dividend Reinvestment and Common Share Purchase Plan will then be validly issued, fully paid and non-assessable.
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     2. The Common Shares to be registered under the Registration Statement will be, when issued, validly issued, fully-paid and non-assessable.

I have reviewed the terms of the System's Declaration of Trust and am of the opinion that the purpose of the above-described offering is among those permitted under Section 22 of the System's Declaration of Trust.

The System is an unincorporated business trust with transferable shares. The Supreme Judicial Court of Massachusetts has in some circumstances imposed personal liability upon shareholders of an unincorporated business where the trust provides for ultimate control by shareholders. In my opinion, while a partnership may technically exist among the System's common shareholders, the possibility of any such personal liability of the System's shareholders is remote because of the provisions of the System's Declaration of Trust, which state that shareholders are protected from personal liability on contract obligations containing the so-called limited liability clause which the System customarily inserts in all contract obligations, including debt securities, and because of certain other factors.

Attached to this opinion is a copy of an undated Internal Revenue Service ("IRS") determination letter that the Plan, as amended and restated January 1, 1993, is qualified under Section 401 of the Internal Revenue Code. Further, I have examined the First Amendment to the Plan, effective as of October 1, 1994, and on the basis of the foregoing, am of the opinion that said amendment is in conformity with the provisions of Title I of ERISA.

I hereby consent that this opinion may be filed as an exhibit to the Registration Statement to be filed by the System with the Securities and Exchange Commission. I further consent to the use of my name and to all references to me included in or made a part of the Registration Statement.

Very truly yours,



MICHAEL P. SULLIVAN
Michael P. Sullivan
Vice President, Secretary
  and General Counsel
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INTERNAL REVENUE SERVICE                       DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY 11202
                                         Employer Identification Number:
Date:                                                04-1662010
                                         File Folder Number:
                                               113028829
COMMONWEALTH ENERGY SYSTEM AND           Person to Contact:
  SUBSIDIARY COMPANIES                         ALLAN FELSEN
ONE MAIN STREET                          Contact Telephone Number:
CAMBRIDGE, MA 02142-9150                       (516) 683-5395
                                         Plan Name:
                                          EES SAVINGS PLAN OF COMMONWEALTH
                                          ENERGY SYSTEM & SUBS COMPANIES
                                         Plan Number: 002


Dear Applicant:

    We have made a favorable determination an your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

    Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-l(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodical-ly.

    The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

    This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

    This determination applies to plan year(s) beginning after January 1, 1993.

    This determination letter is applicable for the amendment(s) adopted on January 15, 1993.

    This letter does not consider whether the coverage and nondiscrimination requirements have been satisfied with respect to former employees.

    This letter does not consider whether the coverage and nondiscrimination requirements have been satisfied with respect to former employees or whether the plan is nondiscriminatory with respect to current availability of rights, benefits or features that may have been prospectively eliminated. This letter is based upon the demonstrations you submitted under Revenue Procedure 93-10, 1993-5 I.R.B. 13. Therefore, these demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU MAY NOT BE ABLE TO REPLY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 93-10.
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                                      -2-


    The Information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

    We have sent a copy of this letter to your representative as indicated in the power of attorney.

    If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours,




                                    Herbert J. Huff
                                    District Director

Enclosures:
Publication 794
Addendum



    As provided by Revenue Procedure 93-6 this determination letter does not rule on any medical benefit provisions within the jurisdiction of section 105 of the IRC.

    This letter is based on the adoption of the amended plan submitted in your representatives letter dated November 8, 1993.